                                                            EXHIBIT 99.1

     FOUNDATION HEALTH SYSTEMS, INC.
     401(K) ASSOCIATE SAVINGS PLAN

     Financial Statements as of and for the
     Years Ended December 31, 1998 and 1997,
     Supplemental Schedules as of and for
     the Year Ended December 31, 1998 and
     Independent Auditors' Report

FOUNDATION HEALTH SYSTEMS, INC.
401(K) ASSOCIATE SAVINGS PLAN

TABLE OF CONTENTS

----------------------------------------------------------------------------------------------------
                                                                                              PAGE(S)
INDEPENDENT AUDITORS' REPORT                                                                   1-2

FINANCIAL STATEMENTS:

   Statements of Net Assets Available for Plan Benefits as of December 31, 1998 and 1997        3

   Statements of Changes in Net Assets Available for Plan Benefits for the Years
     Ended December 31, 1998 and 1997                                                           4

   Notes to Financial Statements                                                               5-13

SUPPLEMENTAL SCHEDULES:

   Item 27a - Schedule of Assets Held for Investment Purposes as of December 31, 1998           14

   Item 27d - Schedule of Reportable Transactions for the Year Ended December 31, 1998          15


                             INDEPENDENT AUDITORS' REPORT


To the Participants of the
Foundation Health Systems, Inc.
401(k) Associate Savings Plan

We have audited the accompanying statements of net assets available for plan benefits of the Foundation Health Systems, Inc. 401(k) Associate Savings Plan (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for the years ended December 31, 1998 and 1997, listed in the Table of Contents. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as explained in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, investment assets held by First Trust Institutional Trust Group, the former custodian of the Plan, and transactions in those assets were excluded from the scope of our audit of the Plan's 1997 financial statements, except for comparing the information provided by the custodian, which is summarized in Note 6, with the related information included in the financial statements.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the Plan's financial statements as of December 31, 1997. The form and content of the information included in the 1997 financial statements, other than that derived from the information certified by the custodian, have been audited by us and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

In our opinion, the 1998 financial statements, referred to above, present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December, 31, 1998, and changes in the net assets available for plan benefits for the year then ended in conformity with generally accepted accounting principles.

Our audit of the Plan's financial statements as of and for the year ended December 31, 1998, was conducted for the purpose of forming an opinion on the 1998 financial statements taken as a whole. The supplemental schedules listed in the foregoing Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 1998 financial statements, and, in our opinion, are fairly stated in all material respects in relation to the basic 1998 financial statements taken as a whole.

The Plan has not presented the Schedule of Loans in Default as of December 31, 1998. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.





Sacramento, California
June 29, 1999

FOUNDATION HEALTH SYSTEMS, INC.
401(K) ASSOCIATE SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
DECEMBER 31, 1998 AND 1997
-----------------------------------------------------------------------------

ASSETS                                                                    1998            1997
INVESTMENTS, AT FAIR VALUE:
  Stable Value Fund                                                                    $10,664,762
  Fidelity Magellan Fund                                                                 9,075,152
  Dodge & Cox Balanced Fund                                                              6,869,649
  INVESCO Industrial Income Fund                                                         6,083,484
  Vanguard S&P 500 Index Fund                                                            8,037,252
  Company stock                                                       $  6,053,957       3,758,233
  Fidelity Growth Company Fund                                                           5,052,893
  INVESCO Select Income Fund                                                             2,154,806
  Franklin Small CAP Growth Fund                                         4,606,012       3,430,665
  Fidelity OTC Portfolio Fund                                                            2,175,006
  AIM Equity Constellation Fund                                          7,099,410       2,451,427
  Templeton Foreign Fund                                                22,103,649       1,357,016
  Dodge & Cox Income Fund                                                                  443,225
  Mass Investors Trust Fund                                             45,467,198
  Davis New York Venture Fund                                           26,834,865
  Merrill Lynch Capital Fund                                            24,142,173
  Merrill Lynch Retirement Preservation Trust Fund                      21,198,385
  S&P 500 Stock Fund                                                    15,284,798
  Ivy Bond Fund                                                          8,700,208
  Templeton Developing Markets Fund                                        184,453
  Other                                                                    460,434         680,977
  Loans to participants                                                  6,718,173       2,046,488
                                                                      ------------     -----------
           Total investments                                           188,853,715      64,281,035
                                                                      ------------     -----------
  Contributions receivable                                               1,575,850
  Forfeitures payable                                                   (1,311,569)
                                                                      ------------     -----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS                                $189,117,996     $64,281,035
                                                                      ------------     -----------
                                                                      ------------     -----------

See accompanying notes to financial statements.

FOUNDATION HEALTH SYSTEMS, INC.
401(K) ASSOCIATE SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                          1998            1997
ADDITIONS:
  Contributions:
    Employee                                                          $ 23,767,071     $ 9,476,029
    Employer                                                             8,650,573       1,890,974
  Interest and dividends                                                 9,558,045         633,333
  Net appreciation (depreciation) in fair value of investments          (4,259,119)      7,266,156
                                                                      ------------     -----------
           Total additions                                              37,716,570      19,266,492

DEDUCTIONS:
  Benefits paid to participants                                        (14,266,906)     (6,660,002)

NET INCREASE PRIOR TO TRANSFERS                                         23,449,664      12,606,490

TRANSFER IN FROM OTHER PLAN                                            101,387,297

NET ASSETS AVAILABLE FOR PLAN BENEFITS:
  Beginning of year                                                     64,281,035      51,674,545
                                                                      ------------     -----------
  End of year                                                         $189,117,996     $64,281,035
                                                                      ------------     -----------
                                                                      ------------     -----------

See accompanying notes to financial statements.

FOUNDATION HEALTH SYSTEMS, INC.
401(K) ASSOCIATE SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

1.    DESCRIPTION OF PLAN

      The Foundation Health Systems, Inc. 401(k) Associate Savings Plan (the "Plan") enables participants to save for retirement through voluntary contributions and allows the participant to invest in a broad base of funds. The following description of the Plan is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

      The Plan was implemented on January 1, 1995 as the Health Systems International, Inc. (the former name of the Company) 401(k) Associate Savings Plan, which Plan was amended and restated effective September 1, 1997, at which time the name was changed to the Foundation Health Systems, Inc. 401(k) Associate Savings Plan. During 1998, the net assets of the Foundation Health Corporation Profit Sharing and 401(k) Plan merged into the Plan. Foundation Health Systems, Inc. (the "Company" or "FHS") is the sponsor and administrator of the Plan.

      CONTRIBUTIONS TO THE PLAN

      Each eligible participant may elect a pre-tax contribution rate from 1% to 17% of his or her compensation subject to the annual cap on elective deferrals set by the Internal Revenue Code ("IRC"). From January 1, 1997 to August 31, 1997, the Company made discretionary matching contributions equal to 25% of up to the first 6% of each participant's compensation. Effective September 1, 1997, the discretionary matching contribution percentage changed from 25% to 50%. The Company also may make discretionary nonmatching contributions.

      ELIGIBILITY AND VESTING

      All employees of the Company and certain subsidiaries who are not covered by a collective bargaining agreement and have met specified service requirements are eligible to participate in the Plan. All participants are immediately 100% vested in their contributions plus any investment earnings thereon. Participants vest in employer contributions at the rate of 25% per year beginning the first year of service. An employee shall be credited with one year of service for each fiscal year in which the employee is employed by the Company.

      In addition, all participants who have attained the age of 55, or who are terminated from employment by reason of death or disability become 100% vested in employer contributions and investment earnings thereon.

      INVESTMENT OPTIONS

      Participants can direct their contributions into one or more mutual funds maintained by Merrill Lynch Trust Company ("Merrill Lynch" or "ML"), as well as the common stock of the Company.

      BENEFITS

      Benefits are distributable from Plan assets upon retirement, death, disability, termination of employment, termination of the Plan or in certain cases of hardship. Benefits are based upon the participant's vested share of Plan assets. Upon termination of employment, other than as described under "Eligibility and vesting" above, the unvested portion of employer contributions and investment earnings thereon is forfeited by the participant and can be used to reduce future employer contributions.

      PARTICIPANT LOANS

      A participant may borrow up to one-half of the value of the vested portion of his or her account in the form of a loan with a minimum principal of $1,000 and subject to a maximum of $50,000. Loans bear interest and generally must be repaid within five years.

      ALLOCATION OF EARNINGS

      Earnings of each investment fund are allocated on a daily basis to that fund's participants in proportion to each participant's share of fund assets.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF ACCOUNTING

      The financial statements of the Plan are prepared under the accrual method.

      INVESTMENTS

      Investments are stated at their fair market value measured by quoted market prices. Gains or losses on the sale of investments are recorded on the trade date as the difference between proceeds received and current value at the beginning of the year or cost if acquired during the year determined by the specific identification method. Net appreciation or depreciation in the fair value of investments includes net unrealized market appreciation and depreciation of investments and net realized gains and losses on the sale of investments during the period, and is net of investment expenses. Investment income includes dividends and interest paid on the Plan's investments.

      DISTRIBUTIONS OF BENEFITS TO PARTICIPANTS

      Benefits are recorded when paid.

      ADMINISTRATIVE EXPENSES

      Certain administrative expenses of the Plan are borne by the Company.

      ACCOUNTING ESTIMATES

      In preparing the financial statements of the Plan, estimates and assumptions are made which affect the reported amounts of net assets available for benefits at the date of the financial statements and the reported amounts of changes in net assets available for benefits during the reporting period. Actual results could differ from those estimates.

      RECLASSIFICATIONS

      Certain reclassifications have been made to the 1997 financial statements to conform with the 1998 presentation.

3.    INCOME TAXES

      The Plan Administrator believes that the Plan is currently designed to be and, other than the deficiencies taken into account under the Internal Revenue Service's Voluntary Compliance Resolution Program, is being operated in compliance with the applicable requirements of the IRC and the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, the Plan Administrator believes that the trust, which forms a part of the Plan, is exempt from income tax. Accordingly, no provision has been made for federal or state income taxes.

      In 1998, the Company became aware of certain technical deficiencies in the operation of the Plan. During August 1998, the Plan filed to enter the Voluntary Compliance Resolution Program, established by the Internal Revenue Service as a method of curing operational defects which could otherwise disqualify the Plan.

4.    RELATED PARTY TRANSACTIONS

      Certain Plan investments are in shares of Merrill Lynch mutual funds. Merrill Lynch is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions. In addition, transactions in the Company's common stock, which is offered to participants as a Plan investment option, qualify as party-in-interest transactions. Such transactions, however, are exempt from the prohibited transaction rules of the ERISA and IRC.


5.     INVESTMENTS

       The following table presents the fair values of investments that represent 5% or more of the Plan's net assets available for plan benefits, as of December 31, 1998 and 1997:


                                                                 1998           1997
                                                                 ----           ----
             Stable Value Fund                                               $10,664,762
             Fidelity Magellan Fund                                            9,075,152
             Vanguard S&P 500 Index Fund                                       8,037,252
             Dodge & Cox Balanced Fund                                         6,869,649
             INVESCO Industrial Income Fund                                    6,083,484
             Fidelity Growth Company Fund                                      5,052,893
             Company stock                                                     3,758,233
             Franklin Small CAP Growth Fund                                    3,430,665
             Mass Investors Trust Fund                         $45,467,198
             Davis New York Venture Fund                        26,834,865
             Merrill Lynch Capital Fund                         24,142,173
             Templeton Foreign Fund                             22,103,649
             Merrill Lynch Retirement Preservation Trust Fund   21,198,385
             S&P 500 Stock Fund                                 15,284,798

6.    INFORMATION CERTIFIED BY THE PLAN CUSTODIAN (UNAUDITED)

      Information contained in the accompanying financial statements that were certified by the custodian, First Trust, as to completeness and accuracy, includes:

      - Details (cost, market and contract value) and summaries of investments held at December 31, 1997.

      - Summaries of investment income and transactions for the year ended December 31, 1997.

7.  BY FUND INFORMATION - YEAR ENDED DECEMBER 31, 1998

-------------------------------------------------------------------------------------------------
                                                                        DODGE &        INVESCO
                                        STABLE         FIDELITY           COX         INDUSTRIAL
                                         VALUE         MAGELLAN         BALANCED        INCOME
                                         FUND            FUND             FUND           FUND
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation
      (depreciation) in fair
      value of investments                           $  1,359,569     $   423,365     $   606,692
    Interest and dividends          $    103,207                                              427
                                    ------------     ------------     -----------     -----------
        Total investment income          103,207        1,359,569         423,365         607,119
                                    ------------     ------------     -----------     -----------
  Contributions:
    Participant                          262,964          267,808         197,991          63,973
    Employer                             108,042          106,533          70,238         123,724
                                    ------------     ------------     -----------     -----------
        Total contributions              371,006          374,341         268,229         187,697
                                    ------------     ------------     -----------     -----------
TOTAL ADDITIONS                          474,213        1,733,910         691,594         794,816

DEDUCTIONS FROM NET
  ASSETS AVAILABLE
  FOR BENEFITS:
  Payments to participants              (304,801)        (258,310)       (250,178)       (121,983)
                                    ------------     ------------     -----------     -----------
NET INCREASE (DECREASE)
  PRIOR TO TRANFERS                      169,412        1,475,600         441,416         672,833
  Interfund transfers                (10,834,174)     (10,550,752)     (7,311,065)     (6,756,317)
  Transfers from other Plan
                                    ------------     ------------     -----------     -----------
NET INCREASE (DECREASE)              (10,664,762)      (9,075,152)     (6,869,649)     (6,083,484)

NET ASSETS AVAILABLE
  FOR BENEFITS:
  Beginning of year                   10,664,762        9,075,152       6,869,649       6,083,484
                                    ------------     ------------     -----------     -----------
  End of year                       $          -     $          -     $         -     $         -
                                    ------------     ------------     -----------     -----------
                                    ------------     ------------     -----------     -----------


-----------------------------------------------------------------------------------------------------
                                     VANGUARD                    FIDELITY     INVESCO          FRANKLIN
                                     S&P 500                      GROWTH       SELECT         SMALL CAP
                                      INDEX         COMPANY      COMPANY       INCOME          GROWTH
                                       FUND          STOCK         FUND         FUND            FUND
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation
      (depreciation) in fair
      value of investments         $ 1,135,979   $(7,109,885)  $   626,458   $    16,362    $   204,382
    Interest and dividends                            33,825        50,744        23,145         75,834
                                   -----------   -----------   -----------   -----------    -----------
        Total investment income      1,135,979    (7,076,060)      677,202        39,507        280,216
                                   -----------   -----------   -----------   -----------    -----------
  Contributions:
    Participant                        356,706     1,114,679       195,735        66,434      1,128.668
    Employer                           137,199       398,401        73,872        25,208        311,373
                                   -----------   -----------   -----------   -----------    -----------
        Total contributions            493,905     1,513,080       269,607        91,642      1,440,041
                                   -----------   -----------   -----------   -----------    -----------
TOTAL ADDITIONS                      1,629,884    (5,562,980)      946,809       131,149      1,720,257

DEDUCTIONS FROM NET
  ASSETS AVAILABLE
  FOR BENEFITS:
  Payments to participants            (117,011)     (412,422)     (171,082)      (44,461)      (305,786)

NET INCREASE (DECREASE)
  PRIOR TO TRANFERS                  1,512,873    (5,975,402)      775,727        86,688      1,414,471
  Interfund transfers               (9,550,125)      630,949    (5,828,620)   (2,241,494)      (239,124)
  Transfers from other Plan                        7,640,177
                                   -----------   -----------   -----------   -----------    -----------
NET INCREASE (DECREASE)             (8,037,252)    2,295,724    (5,052,893)   (2,154,806)     1,175,347

NET ASSETS AVAILABLE
  FOR BENEFITS:
  Beginning of year                  8,037,252     3,758,233     5,052,893     2,154,806      3,430,665
                                   -----------   -----------   -----------   -----------    -----------
  End of year                      $         -   $ 6,053,957   $         -   $         -    $ 4,606,012
                                   -----------   -----------   -----------   -----------    -----------
                                   -----------   -----------   -----------   -----------    -----------

7.  BY FUND INFORMATION (CONTINUED) - YEAR ENDED DECEMBER 31, 1998

--------------------------------------------------------------------------------------------
                                      MASS           DODGE &         AIM
                                    INVESTORS          COX          EQUITY        TEMPLETON
                                      TRUST          INCOME     CONSTELLATION      FOREIGN
                                      FUND            FUND          FUND            FUND
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation
      (depreciation) in fair
      value of investments         $ 1,865,081     $      27     $  837,021     $(5,567,836)
    Interest and dividends           2,170,952                      199,840       2,524,357
                                   -----------     ---------     ----------     -----------
      Total investment income        4,036,033            27      1,036,861      (3,043,479)
                                   -----------     ---------     ----------     -----------
  Contributions:
    Participant                      5,319,627        44,932      1,378,952       3,225,271
    Employer                         1,706,110        14,395        378,176       1,118,526
                                   -----------     ---------     ----------     -----------
      Total contributions            7,025,737        59,327      1,757,128       4,343,797
                                   -----------     ---------     ----------     -----------
TOTAL ADDITIONS                     11,061,770        59,354      2,793,989       1,300,318

DEDUCTIONS FROM NET
  ASSET AVAILABLE
  FOR BENEFITS:
  Payments to participants          (2,243,686)      (14,085)      (304,941)     (1,357,112)
                                   -----------     ---------     ----------     -----------
NET INCREASE (DECREASE)
  PRIOR TO TRANSFERS                 8,818,084        45,269      2,489,048         (56,794)
  Interfund transfers               14,567,937      (488,494)     2,158,935      (3,380,336)
  Transfers from other Plan         22,081,177                                   24,183,763
                                   -----------     ---------     ----------     -----------
NET INCREASE (DECREASE)             45,467,198      (443,225)     4,647,983      20,746,633

NET ASSETS AVAILABLE
  FOR BENEFITS:
  Beginning of year                          -       443,225      2,451,427       1,357,016
                                   -----------     ---------     ----------     -----------
  End of year                      $45,467,198     $       -     $7,099,410     $22,103,649
                                   -----------     ---------     ----------     -----------
                                   -----------     ---------     ----------     -----------


-------------------------------------------------------------------------------------------------------
                                                                MERRILL
                                                                 LYNCH
                                   FIDELITY                    RETIREMENT      MERRILL
                                     OTC            IVY       PRESERVATION      LYNCH           S&P
                                  PORTFOLIO        BOND          TRUST         CAPITAL       800 STOCK
                                     FUND          FUND          FUND           FUND            FUND
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation
      (depreciation) in fair
      value of investments       $   430,361    $ (560,738)   $    (3,606)   $(1,278,454)   $ 1,102,668
    Interest and dividends                         519,516      1,013,084      1,403,821        726,122
                                 -----------    ----------    -----------    -----------    -----------
      Total investment income        430,361       (41,222)     1,009,478        125,367      1,828,790
                                 -----------    ----------    -----------    -----------    -----------

  Contributions:
    Participant                       96,869     1,150,670      2,128,022      1,784,653      2,134,336
    Employer                          34,521       388,034        707,571        873,298        556,868
                                 -----------    ----------    -----------    -----------    -----------
      Total contributions            131,390     1,538,704      2,835,593      2,657,951      2,691,204
                                 -----------    ----------    -----------    -----------    -----------
TOTAL ADDITIONS                      561,751     1,497,482      3,845,071      2,783,318      4,519,994

DEDUCTIONS FROM NET
  ASSET AVAILABLE
  FOR BENEFITS:
  Payments to participants           (74,854)     (498,650)    (2,035,632)    (2,176,304)      (874,204)
                                 -----------    ----------    -----------    -----------    -----------
NET INCREASE (DECREASE)
  PRIOR TO TRANSFERS                 486,897       998,832      1,809,439        607,014      3,645,790
  Interfund transfers             (2,661,903)    2,251,860     12,980,293      7,363,181     11,639,008
  Transfers (to) from other
    Plan                                         5,449,516      6,408,653     16,171,978
                                 -----------    ----------    -----------    -----------    -----------
NET INCREASE (DECREASE)           (2,175,006)    8,700,208     21,198,385     24,142,173     15,284,798

NET ASSETS AVAILABLE
  FOR BENEFITS:
  Beginning of year                2,175,006             -              -              -              -
                                 -----------    ----------    -----------    -----------    -----------
  End of year                    $         -    $8,700,208    $21,198,385    $24,142,173    $15,284,798
                                 -----------    ----------    -----------    -----------    -----------
                                 -----------    ----------    -----------    -----------    -----------

7.  BY FUND INFORMATION (CONTINUED) - YEAR ENDED DECEMBER 31, 1998

---------------------------------------------------------------------------------------------------------
                                   TEMPLETON        DAVIS
                                   DEVELOPING    NEW YORK       LOANS
                                    MARKETS       VENTURE         TO
                                      FUND         FUND       PARTICIPANTS      OTHER           TOTAL
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation
      (depreciation) in fair
      value of investments        $    10,185   $ 1,644,407                  $    (1,157)    $ (4,259,119)
    Interest and dividends              2,302       704,830                        6,039        9,558,045
                                  -----------   -----------    ----------    -----------     ------------
        Total investment income        12,487     2,349,237                        4,882        5,298,926
                                  -----------   -----------    ----------    -----------     ------------
  Contributions:
    Participant                        77,907     3,736,923                     (966,049)      23,767,071
    Employer                           12,845     1,166,495                      339,144        8,650,573
                                  -----------   -----------    ----------    -----------     ------------
        Total contributions            90,752     4,903,418                     (626,905)      32,417,644
                                  -----------   -----------    ----------    -----------     ------------
TOTAL ADDITIONS                       103,239     7,252,655                     (622,023)      37,716,570

DEDUCTIONS FROM NET
  ASSET AVAILABLE
  FOR BENEFITS:
  Payments to participants               (423)   (1,483,112)                  (1,217,869)     (14,266,906)
                                  -----------   -----------    ----------    -----------     ------------
NET INCREASE (DECREASE)
  PRIOR TO TRANSFERS                  102,816     5,769,543                   (1,839,892)      23,449,664
  Interfund transfers                  81,637     7,312,458    $  605,571        250,575
  Transfers from other Plan                      13,752,864     4,066,114      1,633,055      101,387,297
                                  -----------   -----------    ----------    -----------     ------------
NET INCREASE (DECREASE)               184,453    26,834,865     4,671,685         43,738      124,836,961

NET ASSETS AVAILABLE
  FOR BENEFITS:
  Beginning of year                         -             -     2,046,488        680,977       64,281,035
                                  -----------   -----------    ----------    -----------     ------------
  End of year                     $   184,453   $26,834,865    $6,718,173    $   724,715     $189,117,996
                                  -----------   -----------    ----------    -----------     ------------
                                  -----------   -----------    ----------    -----------     ------------

7.  BY FUND INFORMATION (CONTINUED) - YEAR ENDED DECEMBER 31, 1997

-------------------------------------------------------------------------------------------------
                                                                        DODGE &        INVESCO
                                        STABLE         FIDELITY           COX         INDUSTRIAL
                                         VALUE         MAGELLAN         BALANCED        INCOME
                                         FUND            FUND             FUND           FUND
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation
      (depreciation) in fair
      value of investments                           $1,868,013       $1,150,497      $1,331,381
    Interest and dividends          $   633,333
                                    -----------      ----------       ----------      ----------
        Total investment income         633,333       1,868,013        1,150,497       1,331,381
                                    -----------      ----------       ----------      ----------
  Contributions:
    Participant                       1,228,470       1,318,396          882,072         614,548
    Employer                            291,257         311,619          203,128         131,657
                                    -----------      ----------       ----------      ----------
        Total contributions           1,519,727       1,630,015        1,085,200         746,205
                                    -----------      ----------       ----------      ----------
TOTAL ADDITIONS                       2,153,060       3,498,028        2,235,697       2,077,586

DEDUCTIONS FROM NET
  ASSETS AVAILABLE
  FOR BENEFITS:
  Payments to participants           (1,296,165)       (766,397)        (687,850)       (626,761)
                                    -----------      ----------       ----------      ----------
NET INCREASE (DECREASE)
  PRIOR TO INTERFUND
  TRANFERS                              856,895       2,731,631        1,547,847       1,450,825
  Interfund transfers                  (483,964)       (585,106)          28,386        (560,627)
                                    -----------      ----------       ----------      ----------
NET INCREASE (DECREASE)                 372,931       2,146,525        1,576,233         890,198

NET ASSETS AVAILABLE
  FOR BENEFITS:
  Beginning of year                  10,291,831       6,928,627        5,293,416       5,193,286
                                    -----------      ----------       ----------      ----------
  End of year                       $10,664,762      $9,075,152       $6,869,649      $6,083,484
                                    -----------      ----------       ----------      ----------
                                    -----------      ----------       ----------      ----------

----------------------------------------------------------------------------------------------------
                                     VANGUARD                    FIDELITY     INVESCO      FRANKLIN
                                     S&P 500                      GROWTH       SELECT     SMALL CAP
                                      INDEX         COMPANY      COMPANY       INCOME      GROWTH
                                       FUND          STOCK         FUND         FUND        FUND
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation
      (depreciation) in fair
      value of investments         $1,581,618    $ (414,636)   $  738,786    $  230,779    $  335,491
    Interest and dividends
                                   ----------    ----------    ----------    ----------    ----------
        Total investment income     1,581,618      (414,636)      738,786       230,779       335,491
                                   ----------    ----------    ----------    ----------    ----------
  Contributions:
    Participant                     1,420,085                     960,990       280,551       700,843
    Employer                          280,160                     208,113        61,655       136,695
                                   ----------    ----------    ----------    ----------    ----------
        Total contributions         1,700,245                   1,169,103       342,206       837,538
                                   ----------    ----------    ----------    ----------    ----------
TOTAL ADDITIONS                     3,281,863      (414,636)    1,907,889       572,985     1,173,029

DEDUCTIONS FROM NET
  ASSETS AVAILABLE
  FOR BENEFITS:
  Payments to participants         (1,032,063)     (231,328)     (506,505)     (339,016)     (210,783)
                                   ----------    ----------    ----------    ----------    ----------
NET INCREASE (DECREASE)
  PRIOR TO INTERFUND
  TRANFERS                          2,249,800      (645,964)    1,401,384       233,969       962,246
  Interfund transfers               1,248,026       283,000      (242,617)     (320,220)      519,242
                                   ----------    ----------    ----------    ----------    ----------
NET INCREASE (DECREASE)             3,497,826      (362,964)    1,158,767       (86,251)    1,481,488

NET ASSETS AVAILABLE
  FOR BENEFITS:
  Beginning of year                 4,539,426     4,121,197     3,894,126     2,241,057     1,949,177
                                   ----------    ----------    ----------    ----------    ----------
  End of year                      $8,037,252    $3,758,233    $5,052,893    $2,154,806    $3,430,665
                                   ----------    ----------    ----------    ----------    ----------
                                   ----------    ----------    ----------    ----------    ----------

7.  BY FUND INFORMATION (CONTINUED) - YEAR ENDED DECEMBER 31, 1997

                                 DODGE &          AIM                      FIDELITY
                                  COX           EQUITY       TEMPLETON        OTC           LOANS
                                 INCOME      CONSTELLATION    FOREIGN      PORTFOLIO          TO
                                  FUND           FUND           FUND          FUND       PARTICIPANTS     OTHER         TOTAL
ADDITIONS TO NET ASSETS
  AVAILABLE FOR BENEFITS:
  Investment income:
    Net appreciation
      (depreciation) in fair
      value of investments        $ 33,364    $  194,405     $   39,051    $  168,970                   $   8,437    $ 7,266,156
    Interest and dividends                                                                                               633,333
                                  --------    ----------     ----------    ----------     ----------    ---------    -----------
        Total investment income     33,364       194,405         39,051       168,970                       8,437      7,899,489
                                  --------    ----------     ----------    ----------     ----------    ---------    -----------
  Contributions:
    Participant                    183,942       697,129        466,849       470,222                     251,932      9,476,029
    Employer                        31,139       133,755         79,719       101,126                     (79,049)     1,890,974
                                  --------    ----------     ----------    ----------     ----------    ---------    -----------
        Total contributions        215,081       830,884        546,568       571,348                     172,883     11,367,003
                                  --------    ----------     ----------    ----------     ----------    ---------    -----------
TOTAL ADDITIONS                    248,445     1,025,289        585,619       740,318                     181,320     19,266,492

DEDUCTIONS FROM NET
  ASSETS AVAILABLE
  FOR BENEFITS:
  Payments to participants         (54,351)     (270,292)      (116,962)     (283,310)                   (238,219)    (6,660,002)
                                  --------    ----------     ----------    ----------     ----------    ---------    -----------
NET INCREASE (DECREASE)
  PRIOR TO INTERFUND
  TRANFERS                         194,094       754,997        468,657       457,008                     (56,899)    12,606,490
  Interfund transfers               23,024        92,833        173,418      (212,467)    $   37,396         (324)
                                  --------    ----------     ----------    ----------     ----------    ---------    -----------
NET INCREASE (DECREASE)            217,118       847,830        642,075       244,541         37,396      (57,223)    12,606,490

NET ASSETS AVAILABLE
  FOR BENEFITS:
  Beginning of year                226,107     1,603,597        714,941     1,930,465      2,009,092       738,200    51,674,545
                                  --------    ----------     ----------    ----------     ----------     ---------   -----------
  End of year                     $443,225    $2,451,427     $1,357,016    $2,175,006     $2,046,488     $ 680,977   $64,281,035
                                  --------    ----------     ----------    ----------     ----------     ---------   -----------
                                  --------    ----------     ----------    ----------     ----------     ---------   -----------

                             SUPPLEMENTAL SCHEDULES

FOUNDATION HEALTH SYSTEMS, INC.
401(K) ASSOCIATE SAVINGS PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1998

--------------------------------------------------------------------------------------------------------

                                                                                           CURRENT
DESCRIPTION OF INVESTMENTS                                               COST               VALUE
Merrill Lynch Funds:
  Mass Investors Trust Fund                                           $43,436,856        $45,467,198
  Davis New York Venture Fund                                          25,103,056         26,834,865
  Merrill Lynch Capital Fund                                           25,154,919         24,142,173
  Merrill Lynch Retirement Preservation Trust Fund                     21,198,385         21,198,385
  S&P 500 Stock Fund                                                   14,193,672         15,284,798
  Ivy Bond Fund                                                         9,198,321          8,700,208
  Franklin Small CAP Growth Fund                                        4,691,653          4,606,012
  AIM Equity Constellation Fund                                         6,548,373          7,099,410
  Templeton Foreign Fund                                               26,716,742         22,103,649
  Templeton Developing Markets Fund                                       174,757            184,453

Company stock                                                          12,891,254          6,053,957

Other                                                                     460,434            460,434

Loans to participants (loans to participants are secured by
  participant's account, have terms of up to five years, and
  bear interest at varying rates)                                     $ 6,718,173        $ 6,718,173


FOUNDATION HEALTH SYSTEMS, INC.
401(K) ASSOCIATE SAVINGS PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1998
-----------------------------------------------------------------------------

SERIES OF TRANSACTIONS EXCEEDING 5% OF BEGINNING NET ASSETS

                                                                                  COST
                                              PURCHASE          SELLING            OF                 NET
                                               PRICE             PRICE            ASSET           GAIN/(LOSS)
Company Stock                                $14,461,724

Merrill Lynch Retirement Preservation
  Trust Fund                                  24,545,978       $3,347,593       $3,347,593

Franklin Small CAP Growth Fund                 5,482,333

S&P 500 Stock Fund                            15,632,248

Ivy Bond Fund                                 10,385,395

Templeton Foreign Fund                        32,335,470        4,497,261        5,618,729       $(1,121,468)

Mass Investors Trust Fund                     48,341,884        4,747,028        4,905,028          (158,000)

Merrill Lynch Capital Fund                    28,308,350

Davis New York Venture Fund                   28,336,552        3,150,088        3,233,496           (83,408)

Stable Value Fund                                              10,834,174

Fidelity Magellan Fund                                         10,550,752

Dodge & Cox Balanced Fund                                       7,311,065

INVESCO Industrial Income Fund                                  6,756,317

Vanguard S&P 500 Index Fund                                     9,550,125

Fidelity Growth Company Fund                                    5,828,620


                                      SIGNATURES


   THE PLAN. Pursuant to the requirements of the Securities and Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FOUNDATION HEALTH SYSTEMS INC.
                                        401(k) ASSOCIATE SAVINGS PLAN



        7/14/99                         /s/ Steven P. Erwin
     --------------------               ---------------------------
            Date                        Steven P. Erwin
                                        Executive Vice President and
                                        Chief Financial Officer of
                                        Foundation Health Systems, Inc. and
                                        Member of the Plan's Administrative
                                        Committee